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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form S-1 (No. 333-08327) of Ergo Science Corporation of our report, dated April 26, 1994, on our audit of the consolidated statements of operations and deficit accumulated during the development stage, stockholders' equity (deficit) and cash flows of Ergo Science Corporation for the year ended December 31, 1993, and for the period from inception (January 23, 1990) to December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

                                          Ernst & Young LLP

Boston, Massachusetts

July 22, 1996